UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2020

LUBOA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199210	90-1007098
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 202-1, Building # 21 of Intelligence and Wealth Center Jiaxing, Zhejiang Province, China, 314000
(Address, including zip code, of principal executive offices)

+86-537-82239727
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01. OTHER EVENTS.

Inability to file Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 by the original deadline of May 15, 2020 due to circumstances related to COVID-19.

Luboa Group, Inc. (the “Company”) will be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “10-Q”) by May 15, 2020 due to circumstances related to COVID-19. The Company is relying on the SEC order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), dated March 25, 2020 (Release No. 34-88465) to extend the due date for the filing of the 10-Q. The Company expects to file the 10-Q on or before June 29, 2020 (45 days after the original due date).

The Company is unable to file the 10-Q by its original due date as a result of disruptions caused by the COVID-19 pandemic. All of the Company’s operating subsidiaries, employees, facilities and customers are located in China which has been affected by the outbreak of COVID-19 since December 2019. Although the Company has gradually resumed operations since late March, due to the impacts of COVID-19, the audit of the Company’s financial statements for the year ended December 31, 2019 was just recently completed. As a result, the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 will not be completed by May 15, 2020 without undue hardship and expense to the Company.

Below is a risk factor regarding COVID -19 that the Company’s stockholders and potential investors should consider with respect to the quarter ended March 31, 2020.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus (COVID-19).

An outbreak of respiratory illness caused by COVID-19 emerged in late 2019 and has spread within the PRC and globally. The coronavirus is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the coronavirus a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

Any outbreak of health epidemics or other outbreaks of diseases in the PRC or elsewhere in the world may materially and adversely affect the global economy, our markets and our business. We are a start-up e-commerce company with both an online platform and offline franchise stores. Since late January, the COVID-19 pandemic has significantly reduced customer visits and spending in our offline stores and delayed the full launch and normal operations of our e-commerce platform. Although the Chinese government has lifted quarantines and lockdowns since late March, various restrictions and the fear of new outbreaks continue to limit the recovery of our business and customer demand for our products and services.

The duration and intensity of disruptions resulting from the coronavirus outbreak is uncertain. It is unclear as to when the outbreak will be fully contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which the coronavirus impacts our financial results will depend on its future developments. If the outbreak of the coronavirus persists, our business operation and financial condition may be further materially and adversely affected as a result of economic slowdowns, operation disruptions or other factors that we cannot predict.

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Forward-Looking Statements

Statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include the anticipated timing of the filing of Company’s 10-Q under the Exchange Act, the expected impact of the COVID-19 outbreak on the Company’s financial reporting capabilities and its operations generally, and the potential adverse effects of such pandemic on the overall business environment. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this report except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBOA GROUP, INC.

Date: May 13, 2020	By:	/s/ Xianyi Hao
Xianyi Hao
Chief Executive Officer

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